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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of MTR Gaming
Group, Inc. for the registration of $130,000,000 of 9.75% Senior Series B Notes due 2010 and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of MTR Gaming Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG, LLP
                                                          ----------------------
                                                             Ernst & Young, LLP

Pittsburgh, Pennsylvania
May 20, 2003